================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported)  February 24, 1999


                           FEDERAL-MOGUL CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

          Michigan                        1-1511                 38-0533580
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


26555 Northwestern Highway, Southfield, Michigan             48034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code  (248) 354-7700
                                                   ------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 5.  Other Events.
-------  ------------

          On February 24, 1999, the Board of Directors of Federal-Mogul Corporation (the "Company") adopted a Rights Agreement (the "New Rights Agreement"). A copy of the New Rights Agreement is filed as an Exhibit hereto and is incorporated by reference herein.

          Pursuant to the New Rights Agreement, the Company will make a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company as of the close of business on April 30, 1999. The preferred stock purchase rights previously distributed by the Company pursuant to the Rights Agreement dated as of November 3, 1988, and amended July 25, 1990, September 23, 1992, January 1, 1993 and November 13, 1998, between the Company and The Bank of New York, as successor to National Bank of Detroit, as Rights Agent, will expire at the close of business on April 30, 1999.

Item 7.  Financial Statements and Exhibits.
-------  ---------------------------------

(a)  Financial statements of businesses acquired:
     --------------------------------------------

     Not applicable.

(b)  Pro forma financial information:
     --------------------------------

     Not applicable.

(c)  Exhibits:
     ---------

4 Rights Agreement dated as of February 24, 1999 between the Company and The Bank of New York, as Rights Agent.

                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       FEDERAL-MOGUL CORPORATION


Date:  February 24, 1999               By: /s/ David A. Bozynski
                                           ---------------------------------
                                           David A. Bozynski
                                           Vice President and Treasurer

                                 EXHIBIT INDEX
                                 -------------


          The following exhibits are filed herewith:


Exhibit No.    Description
-----------    -----------

4              Rights Agreement dated as of February 24,
               1999 between the Company and The Bank of New York, as Rights Agent.